UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 25, 2004

Date of report (date of earliest event reported)

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 108th Avenue NE, Suite 2100

Bellevue, Washington 98004

(Address of principal executive offices)(Zip code)

(425) 278-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

5.02(d) Election of Directors

On October 25, 2004, the board of directors of SAFLINK Corporation, upon the recommendation of the board’s nominating and corporate governance committee, voted to elect Frank J. Cilluffo as a new director to serve until the 2005 annual meeting of the stockholders of SAFLINK and until his successor is elected and qualified.

Frank J. Cilluffo is a former Special Assistant to the President for Homeland Security. During his White House tenure, Mr. Cilluffo was a principal advisor to U.S. Secretary of Homeland Security Tom Ridge and directed the President’s Homeland Security Advisory Council. Mr. Cilluffo was appointed by President George W. Bush to the Office of Homeland Security shortly after its creation. In his capacity as Special Assistant to the President for External Affairs, Mr. Cilluffo was responsible for engaging and building partnerships with the private sector, academic institutions, and state and local officials and emergency responders on homeland security policies and initiatives.

Prior to his White House appointment, Mr. Cilluffo served for eight years in senior policy positions with the Center for Strategic & International Studies (CSIS), a Washington based think tank. At CSIS, he chaired or directed numerous committees and task forces on homeland defense, counterterrorism, transnational crime, and information warfare and information assurance. He currently serves as Associate Vice President for Homeland Security at The George Washington University, where he also directs the Homeland Security Policy Institute and teaches a graduate level course at the Elliott School of International Affairs.

In accordance with SAFLINK’s compensation policy for non-employee directors, SAFLINK granted a non-statutory option to purchase 36,667 shares of its common stock under SAFLINK’s 2000 stock incentive plan to Mr. Cilluffo. The option has an exercise price of $2.41 per share, which represents the last sale price per share of SAFLINK’s common stock as reported on the Nasdaq SmallCap Market on October 22, 2004, the last trading day prior to the date of grant. The option has a ten-year term and becomes exercisable in eleven equal monthly installments following the date of grant if Mr. Cilluffo is still serving as a director at such time. The option would become immediately exercisable in the event of a change in control of SAFLINK and is exercisable for a period of twelve months following termination of service.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 26, 2004, announcing election of Frank J. Cilluffo as a member of the board of directors of SAFLINK Corporation

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFLINK Corporation
Dated:	October 26, 2004	By:	/s/ Jon C. Engman
		Name:	Jon C. Engman
		Title:	Chief Financial Officer

3